Exhibit 3.1

SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
FACTSET RESEARCH SYSTEMS INC.
FactSet Research Systems Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:
1.The name of the Corporation is FactSet Research Systems Inc. The Corporation was originally incorporated under the name FactSet Research Corporation pursuant to the original Certificate of Incorporation of the Corporation (the “Original Certificate of Incorporation”), filed with the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on January 25, 1984;
2.The Original Certificate of Incorporation was amended and restated by the Restated Certificate of Incorporation, filed with the Secretary of State on July 15, 1987 (the “Restated Certificate of Incorporation”), and was further amended on April 26, 1995, June 6, 1995, December 8, 1995, June 3, 1996, September 13, 2001 and December 16, 2011, in each case, by filing a Certificate of Amendment with the Secretary of State, effective as of such dates;
3.This Second Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”) was duly adopted by the Board of Directors of the Corporation (the “Board of Directors”) and by the stockholders of the Corporation, in accordance with Sections 242 and 245 of the DGCL; and
4.This Certificate of Incorporation amends and restates the Restated Certificate of Incorporation of the Corporation to read in its entirety as follows:
ARTICLE I
NAME OF CORPORATION
The name of the Corporation is FactSet Research Systems Inc.
ARTICLE II
REGISTERED OFFICE; REGISTERED AGENT
The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.
ARTICLE III
PURPOSE
The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.
ARTICLE IV
STOCK
SECTION 4.01.    Authorized Stock. The total number of shares of stock that the Corporation shall have authority to issue is one hundred and sixty million (160,000,000) shares of capital stock, consisting of (i) one hundred and fifty million (150,000,000) shares of common stock, par value $0.01 per share (the “Common Stock”) and (ii) ten million (10,000,000) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).
SECTION 4.02.    Common Stock. Except as may otherwise be provided in this Certificate of Incorporation, in a Preferred Stock Designation (as hereinafter defined), or as required by law, the holders of outstanding shares of Common Stock shall have the right to vote on all matters on which stockholders are entitled to vote to the exclusion of all other stockholders. Each holder of record of Common Stock shall be entitled to one vote for each share of Common Stock standing in the name of such stockholder on the books of the Corporation.
SECTION 4.03.    Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors (or any committee to which it may duly delegate the authority granted in this Article IV) is hereby empowered to authorize the issuance from time to time of shares of Preferred Stock in one or more series, for such consideration and for such corporate purposes as the Board of Directors (or such committee thereof) may from time to time determine, and, by filing a certificate (a “Preferred Stock Designation”) pursuant to applicable law of the State of Delaware as it presently exists or may hereafter be amended, to establish from time to time for each such series the number of shares to be included in each such series and to fix the designations, powers, rights and preferences of the shares of each such series, and the qualifications, limitations and restrictions thereof to the fullest extent now or hereafter permitted by this Certificate of Incorporation and the laws of the State of Delaware, including, without limitation, voting rights (if any), dividend rights, dissolution rights, conversion rights, exchange rights and redemption rights thereof, as shall be stated and expressed in a resolution or resolutions adopted by the Board of Directors (or such committee thereof) providing for the issuance of such series of Preferred Stock. Each series of Preferred Stock shall be distinctly designated. The authority of the Board of

Directors, with respect to each series of Preferred Stock, shall include, without limitation, determination of the following:
(a) the designation of the series, which may be by distinguishing number, letter or title;
(b) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);
(c) the amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;
(d) the dates at which dividends, if any, shall be payable;
(e) the redemption rights and price or prices, if any, for shares of the series and the times, form of payment and other terms and conditions of any such redemption;
(f) the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;
(g) the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;
(h) whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;
(i) restrictions on the issuance and re-issuance of shares of the same series or of any other class or series; and
(j) the voting rights, if any, of the holders of shares of the series.
SECTION 4.04.    No Cumulative Voting. No stockholder shall be entitled to exercise any right of cumulative voting.

ARTICLE V
TERM
The term of existence of the Corporation shall be perpetual.
ARTICLE VI
BOARD OF DIRECTORS
SECTION 6.01.    General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities expressly conferred upon the Board of Directors by this Certificate of Incorporation or the bylaws of the Corporation (as they may be amended from time to time, the “Bylaws”), the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by this Certificate of Incorporation or by the Bylaws required to be exercised or done by the stockholders.
SECTION 6.02.    Number of Directors. Except as otherwise fixed pursuant to the terms of any outstanding series of Preferred Stock, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the total number of directors that the Corporation would have if all vacancies or unfilled directorships were filled.
SECTION 6.03.    Classes of Directors. Subject to the rights of the holders of any outstanding series of Preferred Stock to elect directors under specified circumstances and to the other provisions of this Section 6.03, the directors serving on the Board of Directors shall be divided into three (3) classes as nearly equal in size as is reasonably practicable, hereby designated as Class I, Class II and Class III. The members of the Board of Directors already in office shall continue to be assigned to the classes to which each such member was elected. Effective as of the 2023 annual meeting of stockholders, the successors of the Class II directors whose terms expire at such meeting shall be elected for a term of office to expire at the 2025 annual meeting of stockholders; at the 2024 annual meeting of stockholders, the successors of the Class I directors whose terms expire at such meeting shall be elected for a term of office to expire at the 2025 annual meeting of stockholders; and commencing with the 2025 annual meeting of stockholders and at all subsequent annual meetings of stockholders, the Board of Directors will no longer be classified under Section 141(d) of the DGCL and all directors shall be elected for a term of office to expire at the next succeeding annual meeting of stockholders. Until the 2025 annual meeting of stockholders, if the number of directors is changed, any increase or decrease in directorships shall be so apportioned by the Board of Directors among the classes of directors in effect prior to the 2025 annual meeting of stockholders so as to maintain the number of directors in each class as nearly equal in number as is reasonably practicable, and any additional director of any class elected to fill a vacancy resulting from an increase in such class or from death, resignation, retirement, disqualification or removal from office or any other reason shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors have the effect of removing or shortening the term of any incumbent director. If authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy or unfilled directorship on the Board of Directors, regardless of how such vacancy or unfilled directorship shall have been created.
SECTION 6.04.    Vacancies and Newly Created Directorships. Subject to applicable law and the rights of the holders of any outstanding series of Preferred Stock, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or any other reason, shall be filled solely by the Board of Directors, acting by not less than a majority of the directors then in office, although less than a quorum, and in the event that there is only one director remaining in office, by such sole remaining director. Any director appointed to fill a vacancy or unfilled directorship on the Board of Directors will be appointed for a term expiring at the annual meeting of stockholders at which the term of office of the class for which such director has been appointed expires and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal from office. No decrease in the number of directors shall shorten the term of any incumbent director.
SECTION 6.05.    Removal. Subject to the rights of holders of any outstanding series of Preferred Stock with respect to the removal of directors, any or all director(s) of the Corporation may be removed from office at any time by the stockholders, (a) until the 2025 annual meeting of stockholders or such other time as the Board of Directors is no longer classified under Section 141(d) of the DGCL, only for cause by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of all classes of capital stock entitled to vote generally in the election of directors, voting together as a single class (the “Voting Stock”), and (b) from and including the 2025 annual meeting of stockholders or such other time as the Board of Directors is no longer classified under Section 141(d) of the DGCL, with or without cause, by the affirmative vote of the holders of a majority of the voting power of the Voting Stock.
SECTION 6.06.    Elections of Directors. Elections of directors need not be by written ballot unless the Bylaws shall so provide.
ARTICLE VII
STOCKHOLDER ACTIONS
SECTION 7.01.    Stockholder Action by Written Consent. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation may be effected by the written consent of the stockholders of the Corporation in lieu of a duly called annual or special meeting of the stockholders of the Corporation; provided that such written consent is granted by the holders of at least eighty percent (80%) of the voting power of the outstanding shares of capital stock that would be entitled to vote on such action at a duly called annual meeting or special meeting of the stockholders of the Corporation.
SECTION 7.02.    Amendments. Notwithstanding Article XI, no amendment to this Certificate of Incorporation, directly or indirectly by merger, consolidation or otherwise, shall amend, alter, change or repeal any of the provisions of this Article VII unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of Voting Stock; provided that this Section 7.02 shall not apply to any such amendment if such amendment is submitted to the stockholders for adoption with the unanimous recommendation of the entire Board of Directors.
ARTICLE VIII
AMENDMENTS TO BYLAWS
SECTION 8.01.    Board of Directors. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to adopt, amend and repeal the Bylaws, subject to the power of the stockholders of the Corporation to adopt, amend or repeal the Bylaws under applicable law as it presently exists or may hereafter be amended. Any such adoption, amendment or repeal of any Bylaw shall require approval by a majority of the entire Board of Directors.
SECTION 8.02.    Stockholders. Subject to Section 8.03, the stockholders of the Corporation shall also have power to adopt, amend and repeal the Bylaws at any special meeting of the stockholders of the Corporation if duly called for that purpose (provided that, in the notice of such special meeting, notice of such purpose shall be given), or at any annual meeting, by the affirmative vote of the holders of a majority of the voting power of the Voting Stock.
ARTICLE IX
DIRECTOR LIABILITY; INDEMNIFICATION
SECTION 9.01.    Director Liability. To the fullest extent that the DGCL as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to this Certificate of Incorporation, directly or indirectly by merger, consolidation or otherwise, having the effect of amending, altering, changing or repealing any of the provisions of this Section 9.01 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal, unless such amendment shall have the effect of further limiting or eliminating such liability.

SECTION 9.02.    Indemnification; Non-Exclusivity of Rights.
(a) The Corporation shall, to the fullest extent permitted by applicable law as then in effect, indemnify any person (the “Indemnitee”) who was or is involved in any manner (including, without limitation, as a party or a witness) or was or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a “Proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation for another corporation, or of a partnership, joint venture, trust or other enterprise, in any capacity (including, without limitation, service with respect to any employee benefit plan), whether the basis of any such Proceeding is alleged action in an official capacity as a director or officer or in any other such official capacity, against all expenses, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by him or her in connection with such Proceeding. Such indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs and legal representatives. The right to indemnification conferred in this Article IX shall include the right to receive payment in advance of any expenses incurred by the Indemnitee in connection with such Proceeding, consistent with applicable law as then in effect, and shall be a contract right. The Corporation may, by action of its Board of Directors, provide indemnification for employees, agents, attorneys and representatives of the Corporation with up to the same scope and extent as hereinabove provided for officers and directors. No amendment to this Certificate of Incorporation having the effect of amending, altering, changing or repealing any of the provisions of the sections of this Section 9.02 shall remove, abridge or adversely affect any right to indemnification or other benefits under the sections of this Section 9.02 with respect to any acts or omissions occurring prior to such amendment or repeal.
(b) The right of indemnification, including the right to receive payment in advance of expenses, conferred in this Article IX shall not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled under any provision of the Certificate of Incorporation, the Bylaws or agreement or otherwise.
(c) In any Proceeding relating to the right to indemnification conferred in this Article IX, the Corporation shall have the burden of proof that the Indemnitee has not met any standard of conduct or belief which may be required by applicable law to be applied in connection with a determination of whether the Indemnitee is entitled to indemnity, or otherwise is not entitled to indemnity, and neither a failure to make such a determination nor an adverse determination of entitlement to indemnity shall be a defense of the Corporation in such Proceeding or create any presumption that the Indemnitee has not met any such standard of conduct or belief or is otherwise not entitled to indemnity. If successful in whole or in part in such Proceeding, the Indemnitee shall be entitled to be indemnified by the Corporation for the expenses actually and reasonably incurred by him or her in connection with such Proceeding.

ARTICLE X
FORUM AND VENUE
Unless the Corporation (through approval of the Board of Directors) consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation; (b) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, creditors or other constituents; (c) any action or proceeding asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to, or seeking to enforce any right, obligation or remedy under, any provision of the DGCL or this Certificate of Incorporation or the Bylaws (as either may be amended from time to time); (d) any action or proceeding seeking to interpret, apply, enforce or determine the validity of this Certificate of Incorporation or the Bylaws (as either may be amended from time to time); (e) any action or proceeding asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine; or (f) any action or proceeding as to which the DGCL (as it may be amended from time to time) confers jurisdiction on the Court of Chancery of the State of Delaware; provided that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state court sitting in the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).
Unless the Corporation (through approval of the Board of Directors) consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.
Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article X.
If any provision or provisions of this Article X shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions of this Article X shall not in any way be affected or impaired thereby.
ARTICLE XI
AMENDMENTS
In furtherance and not in limitation of the powers conferred by the DGCL, as the same exists or may hereafter be amended, subject to any limitations contained elsewhere in this Certificate of Incorporation, the Corporation may from time to time adopt, amend or repeal any provision of this Certificate of Incorporation (including, without limitation, any rights, preferences or other designations of Preferred Stock).

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Incorporation to be executed on its behalf on this 6th day of January, 2023.

FACTSET RESEARCH SYSTEMS INC.

By:     /s/ Rachel R. Stern
Name: Rachel R. Stern
Title: Chief Legal Officer, Global Head of Strategic Resources, and Corporate Secretary